Distribution Agreement - Schedules – CFST CFST I CFST II CAT

Schedule I

As of March 27, 2025

Columbia Acorn Trust

Columbia Acorn Fund

Columbia Acorn International

Columbia Acorn International Select

Columbia Acorn European Fund

Columbia Thermostat Fund

Columbia Funds Series Trust

Columbia California Intermediate Municipal Bond Fund

Columbia Capital Allocation Moderate Aggressive Portfolio

Columbia Capital Allocation Moderate Conservative Portfolio

Columbia Convertible Securities Fund

Columbia Large Cap Enhanced Core Fund

Columbia Large Cap Growth Opportunity Fund

Columbia Large Cap Index Fund

Columbia Mid Cap Index Fund

Columbia Overseas Value Fund

Columbia Select Large Cap Equity Fund

Columbia Select Mid Cap Value Fund

Columbia Short Duration Municipal Bond Fund

Columbia Short Term Bond Fund

Columbia Small Cap Index Fund

Columbia Small Cap Value Fund II

Columbia Funds Series Trust I

Columbia Adaptive Risk Allocation Fund

Columbia Balanced Fund

Columbia Bond Fund

Columbia Contrarian Core Fund

Columbia Corporate Income Fund

Columbia Dividend Income Fund

Columbia Emerging Markets Fund1

Columbia Global Technology Growth Fund

Columbia Greater China Fund

Columbia High Yield Municipal Fund

Columbia Intermediate Duration Municipal Bond Fund

Columbia International Dividend Income Fund

Columbia Large Cap Growth Fund

Columbia Massachusetts Intermediate Municipal Bond Fund

Columbia Multi Strategy Alternatives Fund

Columbia New York Intermediate Municipal Bond Fund

Columbia Oregon Intermediate Municipal Bond Fund

Columbia Real Estate Equity Fund

Columbia Select Mid Cap Growth Fund

Columbia Select Large Cap Growth Fund

Columbia Small Cap Growth Fund

Columbia Small Cap Value Fund I

Columbia Strategic California Municipal Income Fund

Columbia Strategic Income Fund

Columbia Strategic New York Municipal Income Fund

Distribution Agreement - Schedules – CFST CFST I CFST II CAT

Columbia Tax-Exempt Fund

Columbia Total Return Bond Fund

Columbia U.S. Treasury Index Fund

Columbia Ultra Short Term Bond Fund

Multi-Manager Alternative Strategies Fund

Multi-Manager Directional Alternatives Strategies Fund

Multi-Manager Growth Strategies Fund

Multi-Manager International Equity Strategies Fund

Multi-Manager Large Cap Growth Strategies Fund

Multi-Manager Small Cap Equity Strategies Fund

Multi-Manager Total Return Bond Strategies Fund

Multisector Bond SMA Completion Portfolio

Overseas SMA Completion Portfolio

Columbia Funds Series Trust II

Columbia Capital Allocation Aggressive Portfolio

Columbia Capital Allocation Conservative Portfolio

Columbia Capital Allocation Moderate Portfolio

Columbia Commodity Strategy Fund

Columbia Disciplined Core Fund

Columbia Disciplined Growth Fund

Columbia Disciplined Value Fund

Columbia Dividend Opportunity Fund

Columbia Emerging Markets Bond Fund

Columbia Flexible Capital Income Fund

Columbia Floating Rate Fund

Columbia Global Opportunities Fund

Columbia Global Value Fund

Columbia Government Money Market Fund

Columbia High Yield Bond Fund

Columbia Income Builder Fund

Columbia Income Opportunities Fund

Columbia Integrated Large Cap Growth Fund

Columbia Integrated Large Cap Value Fund

Columbia Integrated Small Cap Growth Fund

Columbia Large Cap Value Fund

Columbia Limited Duration Credit Fund

Columbia Minnesota Tax-Exempt Fund

Columbia Mortgage Opportunities Fund

Columbia Overseas Core Fund

Columbia Pyrford International Stock Fund

Columbia Quality Income Fund

Columbia Select Global Equity Fund

Columbia Select Large Cap Value Fund

Columbia Select Small Cap Value Fund

Columbia Seligman Global Technology Fund

Columbia Seligman Technology and Information Fund

Columbia Short-Term Cash Fund

Columbia Strategic Municipal Income Fund

Columbia Ultra Short Duration Municipal Bond Fund

Multi-Manager Value Strategies Fund

Distribution Agreement - Schedules – CFST CFST I CFST II CAT

IN WITNESS THEREOF, the parties hereto have executed the foregoing Schedule I as of March 27, 2025.

COLUMBIA ACORN TRUST
COLUMBIA FUNDS SERIES TRUST
COLUMBIA FUNDS SERIES TRUST I
COLUMBIA FUNDS SERIES TRUST II
on behalf of its respective Funds

By:	/s/ Daniel J. Beckman
Name:	Daniel J. Beckman
Title:	President

COLUMBIA MANAGEMENT INVESTMENT DISTRIBUTORS, INC.

By:	/s/ Marc Zeitoun
Name:	Marc Zeitoun
Title:	Vice President and Head of North America Product

Distribution Agreement - Schedules – CFST CFST I CFST II CAT

SCHEDULE II

COMPENSATION

COMPENSATION TO DISTRIBUTOR. In connection with the distribution of Shares, Distributor will be entitled to receive (i) payments pursuant to any Distribution Plan and related agreement from time to time in effect between any Fund and Distributor or any particular class of shares of a Fund (“12b-1 Plan”), (ii) any CDSC applicable to the redemption of a Fund’s Shares, determined in the manner set forth in the then current prospectus and Statement of Additional Information of that Fund, and (iii) any applicable front-end sales charges applicable to the sale of Shares, less any applicable dealer discount.

Approved as of: September 7, 2010